                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BARNES & NOBLE, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                             [BARNES & NOBLE LOGO]
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011

                                                                     May 2, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Barnes & Noble, Inc. The meeting will be held at 10:00 a.m., New York City time, on Wednesday, June 4, 1997 at the Marriott Marquis, 1535 Broadway at West 45th Street, New York, New York.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

                                          Sincerely,
                                          /s/ MICHAEL N. ROSEN

                                          MICHAEL N. ROSEN
                                          Secretary

                             [BARNES & NOBLE LOGO]
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1997

                         ------------------------------

          The Annual Meeting of Stockholders of Barnes & Noble, Inc. (the "Company") will be held at the Marriott Marquis, 1535 Broadway at West 45th Street, New York, New York, at 10:00 a.m., New York City time, on Wednesday, June 4, 1997 for the following purposes:

          1. To elect three Directors to serve until the 2000 annual meeting of stockholders and until their respective successors are duly elected and qualified;

          2. To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company's fiscal year ending January 31, 1998; and

          3. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

          Only holders of record of Common Stock as of the close of business on April 16, 1997 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

                                          MICHAEL N. ROSEN
                                          Secretary

New York, New York
May 2, 1997

             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

                              BARNES & NOBLE, INC.
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011
                         ------------------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1997
                         ------------------------------
                                  INTRODUCTION

     This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about May 2, 1997 in connection with the solicitation by the Board of Directors of Barnes & Noble, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on June 4, 1997 (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees
                                              ---
listed below under the caption "Election of Directors-- Information Concerning the Directors and Nominees--Nominees for Election as Director," FOR the
                                                                ---
ratification of the appointment of BDO Seidman, LLP as independent certified public accountants for the Company's fiscal year ending January 31, 1998 (collectively, the "Proposals"), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

     Only holders of record of the Company's voting securities as of the close of business on April 16, 1997 are entitled to notice of and to vote at the Meeting. As of the record date, 33,252,341 shares of Common Stock, par value $.001 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority of the combined outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

     Proxy solicitations will be made primarily by mail, but may also be made by telephone or personal interviews conducted by officers or employees of the Company not specifically employed for this purpose. All costs of solicitations, including printing and mailing of this Proxy Statement and accompanying materials, and the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Common Stock, will be borne by the Company.

     The three nominees for Director receiving the highest vote totals will be elected as Directors of the Company to serve until the 2000 annual meeting of stockholders. The proposal to ratify the Company's independent certified public accountants, and all other matters to be voted on at the Meeting, will be decided by the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. Thus, abstentions and broker non-votes will not be included in vote totals with respect to such proposals and will have no effect on the outcome of the votes with respect thereto. It should be noted that all of the Directors and executive officers of the Company, together with principal stockholders of the Company with which they are affiliated, own or control the voting power of approximately 23.4% of the Common Stock outstanding as of April 16, 1997, and have advised the Company that they intend to vote in favor of all of the Proposals.

     A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS
                                   PROPOSAL 1

INFORMATION CONCERNING THE DIRECTORS AND NOMINEES

     The Board of Directors currently consists of nine Directors. The Directors currently are divided into three classes, consisting of three members whose terms expire at the Meeting, three members whose terms expire at the 1998 annual meeting of stockholders and three members whose terms expire at the 1999 annual meeting of stockholders.

     Background information with respect to the Board of Directors and nominees for election as Directors, all of whom are incumbent Directors, appears below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of equity securities of the Company.

                                         DIRECTOR
            NAME                  AGE     SINCE               POSITION
-------------------------------   ---    --------   ---------------------------
Leonard Riggio (1)                56       1986     Chairman of the Board and
                                                      Chief Executive Officer
Irene R. Miller                   45       1995     Vice Chairman and Chief
                                                      Financial Officer
Stephen Riggio                    42       1997     Chief Operating Officer
                                                      and Director
Matthew A. Berdon (2)(3)          77       1992     Director
William Dillard, II (1)           52       1993     Director
Jan Michiel Hessels (2)           54       1990     Director
Margaret T. Monaco (2)            49       1995     Director
Michael N. Rosen                  56       1986     Secretary and Director
William Sheluck, Jr. (1)(2)(3)    56       1993     Director

----------------------------------
(1) Member of Nominating Committee
(2) Member of Compensation Committee
(3) Member of Audit Committee

     At the Meeting, three Directors will be elected, each to hold office for a term of three years and until his or her successor is elected and qualified. Irene R. Miller, William Dillard, II and Michael N. Rosen are nominees for election as Directors at the Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2000. The terms of Leonard Riggio, Jan Michiel Hessels and William Sheluck, Jr. expire in 1998; and the terms of Stephen Riggio, Matthew A. Berdon and Margaret T. Monaco expire in 1999. Although management does not anticipate that Ms. Miller, Mr. Dillard or Mr. Rosen will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board of Directors.

     In April 1997 William C.J. Angenent resigned as a Director of the Company. The remaining Directors appointed Stephen Riggio, Chief Operating Officer of the Company, to fill the vacancy created by the resignation of Mr. Angenent. Stephen

Riggio's term as Director will expire in 1999.

     Nominees for Election as Director

     The following individuals are nominees for Director at the Meeting:

     IRENE R. MILLER was appointed Vice Chairman of the Company in September 1995, and has been a Director of the Company since May 1995. She has been Chief Financial Officer of the Company since September 1993 and was previously Executive Vice President, Corporate Finance. She joined the Company in January 1991. From July 1986 to December 1990, Ms. Miller held various positions in the Retail Industry Group for Morgan Stanley & Co. Incorporated's Investment Banking Department, most recently as a Principal. From 1982 to 1986, she was a Vice President of Corporate Finance at Rothschild, Inc. Ms. Miller is also a director of Oakley, Inc.

     WILLIAM DILLARD, II has been a Director of the Company since November 1993. Mr. Dillard is the President and Chief Operating Officer of Dillard Department Stores, Inc., a U.S. retailing corporation ("Dillard's"), positions he has held since 1977, and he has been a director of Dillard's since 1968. Mr. Dillard also is a director of Simon Property Group, Texas Commerce Bancshares Inc. and Acxiom Corp.

     MICHAEL N. ROSEN has been Secretary and a Director of the Company since its inception in 1986 and a senior member of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, for more than the past five years. Mr. Rosen is also a director of Barnes & Noble College Bookstores, Inc. ("B&N College"), one of the largest operators of college bookstores in the country, and MBS Textbook Exchange, Inc. ("MBS"), one of the nation's largest wholesalers of college textbooks.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
                                                                  ---
ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN
         ---
ABSTENTION IS SPECIFICALLY INDICATED.

     Other Directors whose Terms of Office Continue after the Meeting

     LEONARD RIGGIO has been Chairman of the Board, Chief Executive Officer and a principal stockholder of the Company since its inception in 1986. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of B&N College. For more than the past five years, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS. Mr. Riggio is also the principal member and sole Manager of Babbage's Etc. LLC, a national retailer of personal computer software and video games.

     STEPHEN RIGGIO became a Director of the Company in April 1997 and has been Chief Operating Officer of the Company since February 1995. He was President of
B. Dalton Bookseller, Inc. ("B. Dalton"), a wholly-owned subsidiary of the Company, from July 1993 to February 1995, and he was Executive Vice President,

Merchandising of the Company from January 1987 to February 1995. For 13 years prior to January 1987, Mr. Riggio held various merchandising and marketing positions at B&N College. Mr. Riggio is Leonard Riggio's brother.

     JAN MICHIEL HESSELS has been a Director of the Company since October 1990. Mr. Hessels has been the Chief Executive Officer of Vendex International N.V. ("Vendex") since June 1990. Vendex is a multi-billion dollar Netherlands-based corporation with substantial international retailing operations. From January 1985 until January 1990, Mr. Hessels was President and Chief Executive Officer of N.V. Deli-Maatschappij, an international trading company, as well as a director of its parent company, Universal Corp. Mr. Hessels is also a director of Dillard's, BAM Holding N.V., Yule Catto Plc., Schiphol Airport, Royal Van Ommeren and Staal Bank.

     MATTHEW A. BERDON has been a Director of the Company since June 1992. Mr. Berdon has been a partner in the certified public accounting firm of Ferro Berdon & Company for more than the past five years. Mr. Berdon is also a director of B&N College.

     MARGARET T. MONACO has been a Director of the Company since May 1995. Ms. Monaco has been the Principal of Probus Advisors, a management and financial consulting firm, since July 1993. She previously had been the Vice President and Treasurer of The Limited, Inc., a national specialty retailing firm, since 1987. Ms. Monaco is also a director of Crown American Realty Trust and Cooker Restaurant Corporation.

     WILLIAM SHELUCK, JR. has been a Director of the Company since November 1993. Mr. Sheluck formerly was the President, Chief Executive Officer and a director of Nationar, a New York State-chartered commercial bank providing services to financial institutions and corporations, from 1983 until his retirement in April 1993. Mr. Sheluck is also the Treasurer and a director of New Life of New York City, Inc., a not-for-profit organization which provides services to disadvantaged teenagers.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met four times during the fiscal year ended February 1, 1997 and acted by unanimous written consent on one additional occasion. All Directors attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during the fiscal year ended February 1, 1997, except Mr. Hessels who was unable to attend two of the meetings of the Board of Directors.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. In March 1997, the Incentive Plan Committee of the Board of Directors was merged into the Compensation Committee.

       Audit Committee. The Audit Committee has the principal function of reviewing the adequacy of the Company's internal system of accounting controls, conferring with the independent certified public accountants concerning the scope of their examination of the books and records of the Company, recommending to the Board of Directors the appointment of independent certified public accountants, reviewing related party transactions and considering other appropriate matters regarding the financial affairs of the Company. The current members of the Audit Committee are Messrs. Sheluck (Chairman) and Berdon, none of whom is, or has ever been, an officer or employee of the Company. The Audit Committee met three times during the fiscal year ended February 1, 1997.

     Compensation Committee. The principal function of the Compensation Committee is to make recommendations to the Board of Directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The current members of the Compensation Committee are Mr. Berdon (Chairman), Mr. Hessels, Ms. Monaco and Mr. Sheluck, none of whom is, or has ever been, an officer or employee of the Company. Ms. Monaco joined the Compensation Committee in March 1997 upon the merger of that Committee with the former Incentive Plan Committee. The Compensation Committee met once during the fiscal year ended February 1, 1997. In addition, as of March 1997, the Compensation Committee assumed the principal function of the former Incentive Plan Committee which is to make grants of options to purchase Common Stock and of restricted shares of Common Stock under the Barnes & Noble, Inc. 1991 Employee Incentive Plan and the Barnes & Noble, Inc. 1996 Incentive Plan. The members of the former Incentive Plan Committee were Mr. Berdon (Chairman), Ms. Monaco and Mr. Sheluck. The former Incentive Plan Committee acted by unanimous written consent on two occasions during the fiscal year ended February 1, 1997.

     Nominating Committee. The function of the Nominating Committee is to seek qualified individuals as Directors of the Company. The current members of the Nominating Committee are Messrs. Riggio (Chairman), Dillard and Sheluck. The Nominating Committee met once during the fiscal year ended February 1, 1997.

COMPENSATION OF DIRECTORS

     Non-employee Directors receive an annual fee of $20,000 with no additional fees for attendance at Board or committee meetings. All Directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board meetings. On January 16, 1996, each non-employee Director received options to purchase 20,000 shares of Common Stock at a price of $24.375 per share. Of these options, 5,000 became exercisable on May 29, 1996, an additional 5,000 became exercisable on January 1, 1997 and an additional 5,000 become exercisable on each of January 1, 1998 and January 1, 1999, subject in each case to the recipient remaining a Director of the Company.

EXECUTIVE OFFICERS

     The Company's executive officers, as well as additional information with respect to such persons, is set forth in the table below:

NAME                   AGE                                       POSITION
--------------------   ---   --------------------------------------------------------------------------------

Leonard Riggio         56    Chairman of the Board and Chief Executive Officer
Irene R. Miller        45    Vice Chairman and Chief Financial Officer
Stephen Riggio         42    Chief Operating Officer
Mitchell S. Klipper    39    Executive Vice President and President of Barnes & Noble Development
Thomas A. Tolworthy    42    Vice President and President of Barnes & Noble Superstores
David K. Cully         44    Vice President and President of Barnes & Noble Distribution
Richard J. Kish        38    Chief Information Officer
David S. Deason        38    Vice President, Real Estate
Maureen H. Golden      46    Vice President, General Merchandise Manager
Michael N. Rosen       56    Secretary

     Information with respect to executive officers of the Company who also are Directors is set forth in 'Information Concerning the Directors and Nominees' above.

     MITCHELL S. KLIPPER has been President of Barnes & Noble Development, the group responsible for selecting the Company's new store locations, since December 1995 and is an Executive Vice President of the Company. From March 1993 to December 1995, Mr. Klipper was President of Barnes & Noble Superstores, Inc. ("B&N Superstores"), a wholly-owned subsidiary of the Company. Until September 1993, Mr. Klipper also was Chief Financial Officer of the Company, a position to which he was elected in September 1988. He was Vice President, Chief Financial Officer of B&N College from June 1986 to September 1988. Prior to June 1986, Mr. Klipper was an Audit Manager at the certified public accounting firm of KMG Main Hurdman.

     THOMAS A. TOLWORTHY became President of B&N Superstores in December 1995 and is also a Vice President of the Company. Prior to December 1995, Mr. Tolworthy was President of B. Dalton. He was Vice President of Store Operations of B. Dalton from September 1991 to February 1995 and was a Regional Director of
B. Dalton from July 1989 to September 1991. Prior to 1989, Mr. Tolworthy was Stores Director for Duckwall/Alco Stores, Inc., a general merchandise retailer.

     DAVID K. CULLY has been Vice President of the Company and President of Barnes & Noble Distribution, the group responsible for the Company's distribution center operations, since June 1992. Prior to June 1992, he was Vice President, General Merchandise Manager of the Company. Prior to joining the Company in 1989, Mr. Cully was Executive Vice President, General Merchandise Manager for Egghead Discount Software, Inc., a software retailer.

     RICHARD J. KISH became Chief Information Officer in April 1997. Prior to that, he was Vice President, Information Technology of the Company since February 1995. He was Vice President, Information Technology for Waldenbooks, a national book retailer, from 1989 to January 1995.

     DAVID S. DEASON joined the Company in January 1990 as a Director of Real Estate and became Vice President, Real Estate in January 1997. Prior to joining the Company, Mr. Deason was a Director of Real Estate for S&A Restaurant Corporation, a national restaurant chain.

     MAUREEN H. GOLDEN has been Vice President, General Merchandise Manager of the Company since June 1992. She joined B&N College in July 1976 and has held various positions in buying and merchandising for the Company since 1987 and for

B&N College from 1976 to 1987.

     The Company's officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of April 16, 1997, by each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, by each Director and nominee for Director, by each executive officer named in the Summary Compensation Table contained in "Executive Compensation," and by all Directors and executive officers of the Company as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

                                                                                 SHARES
                                                                              BENEFICIALLY      PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                           OWNED (1)      BENEFICIALLY OWNED (1)
-------------------------------------------------------------------------   ---------------   ----------------------
Leonard Riggio ..........................................................      8,391,751(2)            24.7%
  c/o Barnes & Noble, Inc.
  122 Fifth Avenue
  New York, New York 10011
Forstmann-Leff Associates, Inc. .........................................      3,761,965(3)            11.3%
  55 East 52nd Street
  New York, NY 10055
Leon G. Cooperman .......................................................      1,709,600(4)             5.1%
  c/o Omega Advisors, Inc.
  88 Pine Street
  Wall Street Plaza, 31st Floor
  New York, NY 10005
Investment Advisors, Inc. ...............................................      1,688,250(5)             5.1%
  3700 First Bank Place
  P.O. Box 357
  Minneapolis, MN 55440
Irene R. Miller..........................................................        348,351(6)             1.0%
Stephen Riggio...........................................................      1,062,161(6)             3.1%
Mitchell S. Klipper......................................................        896,259(6)             2.6%
Thomas A. Tolworthy......................................................         40,423(6)              *
Matthew A. Berdon........................................................         43,500(7)              *
William Dillard, II......................................................         20,000(6)              *
Jan Michiel Hessels......................................................         11,000(8)              *
Margaret T. Monaco.......................................................         13,000(8)              *
Michael N. Rosen.........................................................         16,000(9)              *
William Sheluck, Jr......................................................         26,000(10)             *
All directors and executive officers as a group (15 persons).............     10,991,604(11)           30.1%


---------------------------------
  * Less than 1%.

 (1) Shares of Common Stock that an individual or group has a right to acquire within 60 days after April 16, 1997 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.

 (2) Includes (i) 1,326,167 shares owned by B&N College (Mr. Riggio owns substantially all of the voting securities of B&N College), (ii) 720,000 shares owned by The Riggio Foundation, a

                                              (Footnotes continued on next page)
     charitable trust established by Mr. Riggio, with himself and his wife as trustees, and (iii) 659,375 shares issuable upon the exercise of stock options.

 (3) Forstmann-Leff Associates, Inc. ("FLA"), a New York corporation, is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (the "1940 Act"), and has sole voting power with respect to 2,554,465 of its shares. FLA shares voting power with respect to 56,450 of its shares, and dispositive power with respect to 770,800 of its shares, with its subsidiary, FLA Asset Management, Inc., a registered investment adviser under the 1940 Act. FLA shares voting and dispositive power with respect to 89,900 of its shares with its subsidiary Stamford Advisers Corp., a registered investment adviser under the 1940 Act. FLA shares voting and dispositive power with respect to 51,200 of its shares with Forstmann- Leff Associates, L.P., a registered investment adviser under the 1940 Act. FLA Asset Management, Inc. is the general partner of Forstmann-Leff Associates L.P. The foregoing information is based upon a
     Schedule 13G filed by FLA with the Company in February 1997.

 (4) Leon G. Cooperman ("Cooperman"), Managing Member of Omega Associates, L.L.C. ("Associates"), has sole voting and dispositive power with respect to 1,372,400 of its shares. Associates is a private investment firm formed to invest in and act as general partner of investment partnerships or similar investment vehicles. Cooperman is the President and majority stockholder of Omega Advisors, Inc., ("Advisors"), a Delaware corporation engaged in providing investment management. Cooperman shares voting and dispositive power with unrelated third parties as to 337,200 of its shares in a Managed Account of Advisors. The foregoing information is based upon a
     Schedule 13G filed by Cooperman with the Company in February 1997.

 (5) Investment Advisers, Inc. ("IAI"), a registered investment adviser under
     Section 203 of the 1940 Act, has sole voting and dispositive power with respect to 1,486,300 of its shares. IAI shares voting and dispositive power with respect to 201,950 of its shares held by various custodian banks for various clients of IAI. The foregoing information is based upon a Schedule

     13G filed by IAI with the Company in January 1997.

 (6) All of these shares are issuable upon the exercise of stock options.

 (7) Of these shares, 20,000 are issuable upon the exercise of stock options. Five hundred shares are owned by Mr. Berdon's wife. Mr. Berdon disclaims any beneficial ownership of those shares.

 (8) Of these shares, 10,000 are issuable upon the exercise of stock options.

 (9) Of these shares, 10,000 shares are issuable upon the exercise of stock options. Of the other 6,000 shares, 5,000 are owned by Mr. Rosen's wife and 1,000 are owned by Mr. Rosen's daughter. Mr. Rosen disclaims any beneficial ownership of these shares.

(10) Of these shares, 20,000 are issuable upon the exercise of stock options. Of the other 6,000 shares, Mr. Sheluck shares voting and dispositive power with respect to 5,000 of these shares with his wife, and the remaining 1,000 shares are owned by a minor child of Mr. Sheluck.

(11) Includes 3,219,728 shares issuable upon the exercise of stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are Messrs. Berdon (Chairman), Hessels and Sheluck, none of whom is an officer or employee or former officer or employee of the Company. See "Meetings and Committees of the Board--Compensation Committee."

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers. The Company did not grant any restricted stock awards or free-standing stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                                            SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                                                        AWARDS
                                               FISCAL YEAR                           ------------
                                               ENDED ON OR    ANNUAL COMPENSATION     SECURITIES
                                                  ABOUT      ---------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                    JANUARY 31     SALARY       BONUS     OPTIONS/SARS   COMPENSATION (1)
---------------------------------------------  -----------   --------     --------   ------------   ----------------
Leonard Riggio ..............................      1997      $900,000(2)  $540,000         --            $ --
  Chairman of the Board                            1996       900,000      405,000         --              --

  and Chief Executive Officer                      1995       900,000      270,000         --              --

Irene R. Miller .............................      1997       448,462(2)   276,000        7,192           3,512
  Vice Chairman and Chief                          1996       379,808      180,000      340,195           3,462
  Financial Officer                                1995       295,000      177,000        6,505           2,042

Stephen Riggio ..............................      1997       448,462(2)   276,000        7,192           9,636(3)
  Chief Operating Officer                          1996       385,577      180,000        6,045           5,061
                                                   1995       325,000      195,000        7,166           3,795

Mitchell S. Klipper .........................      1997       448,462(2)   276,000        7,192           8,279(4)
  Executive Vice President                         1996       395,192      180,000        6,975           8,506
  and President of Barnes &                        1995       375,000      225,000        8,269           6,450
  Noble Development

Thomas A. Tolworthy .........................      1997       300,000(2)   120,000        5,394           3,135
  Vice President and                               1996       295,266       60,000       74,650           3,346
  President of Barnes &                            1995       175,000       35,000        3,859           1,813
  Noble Superstores

---------------------------------
(1) Except as set forth in notes 3 and 4 below, "All Other Compensation" for the fiscal year ended February 1, 1997 is comprised of the Company's contributions to the Barnes & Noble, Inc. 401(k) Savings Plan (the "401(k) Plan").

(2) Reflects annual salary for a 52-week period. The Company's fiscal year ended February 1, 1997 included 53 weeks. Salaries paid for that 53-week period were $917,308 for Leonard Riggio; $457,308 for each of Irene R. Miller, Stephen Riggio and Mitchell S. Klipper; and $305,769 for Thomas A. Tolworthy.

(3) Represents (a) $3,512 paid by the Company as a contribution to Mr. Riggio's 401(k) Plan, (b) $1,857 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Riggio and (c) $4,267 paid to Mr. Riggio for length of service award.

(4) Represents (a) $3,295 paid by the Company as a contribution to Mr. Klipper's 401(k) Plan, (b) $1,857 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,127 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

     The following table sets forth certain information concerning options granted during the 53 weeks ended February 1, 1997 to the executive officers named in the Summary Compensation Table above. The Company did not grant any free-standing stock appreciation rights during the 53 weeks ended February 1, 1997.


                                                OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                                        -------------------------------------------------------
                                                         PERCENTAGE
                                                          OF TOTAL
                                         NUMBER OF      OPTIONS/SARS
                                         SECURITIES      GRANTED TO                                   PRESENT VALUE OF
                                         UNDERLYING     EMPLOYEES IN    EXERCISE                      GRANT AT DATE OF
                                        OPTIONS/SARS       FISCAL       PRICE PER    EXPIRATION       GRANT USING THE
NAME                                      GRANTED           1996          SHARE         DATE       BLACK-SCHOLES MODEL(1)
-------------------------------------   ------------    ------------    ---------    ----------    ----------------------
Leonard Riggio.......................        --               --%         $  --          --              $   --
Irene R. Miller......................       7,192            1.6%          34.875      5/31/06             105,291
Stephen Riggio.......................       7,192            1.6%          34.875      5/31/06             105,291
Mitchell S. Klipper..................       7,192            1.6%          34.875      5/31/06             105,291
Thomas A. Tolworthy..................       5,394            1.2%          34.875      5/31/06              78,968

------------------
(1) Calculated using the Black-Scholes option-pricing model with the following assumptions: volatility of 28.0%, risk-free interest rate of 6.70% and an expected life of six years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of its stock options.

     The following table sets forth information concerning option exercises and the value of unexercised options as of February 1, 1997 for the executive officers named in the Summary Compensation Table above.

                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                          AND
                                           FISCAL YEAR END OPTION/SAR VALUES

                                                           NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                               SHARES                           OPTIONS/SARS             IN-THE MONEY OPTIONS/SARS
                              ACQUIRED                      AT FEBRUARY 1, 1997             AT FEBRUARY 1, 1997
                                 ON         VALUE       ----------------------------    ----------------------------
NAME                          EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------   --------    ----------    -----------    -------------    -----------    -------------
Leonard Riggio.............     --        $   --            659,375         --          $ 4,911,424        $   --
Irene R. Miller............    75,000      2,000,351        341,956       124,589         4,230,794          772,667
Stephen Riggio.............     --            --          1,055,359        13,612        14,306,806           21,563
Mitchell S. Klipper .......    75,000      1,983,441        888,780        14,599        10,261,417           24,875

Thomas A. Tolworthy .......     --            --             30,788        58,115           193,815          254,537

EMPLOYEES' RETIREMENT PLAN

     The Company's Employees' Retirement Plan (the "Retirement Plan") is a defined benefit pension plan covering all employees whose services are performed within the United States (including Puerto Rico) who are at least 21 years of age and who have completed at least one year of service and work a minimum of 1,000 hours per year. Vesting occurs after five years of service. The Retirement Plan provides Company-funded benefits based upon an employee's years of service and highest average annual salary for any five consecutive years in the last ten years of service.

     A participant's annual benefit is determined for an employee, including an officer, generally as (i) 0.7% of the participant's average annual pay as determined in accordance with the Retirement Plan up to Social Security-covered compensation, multiplied by the participant's years of credited service, plus
(ii) 1.3% of the participant's average annual pay as determined in accordance with the Retirement Plan in excess of Social Security-covered compensation, multiplied by the participant's years of credited service. A participant's maximum benefit is limited pursuant to Section 415 of the Code to $120,000 for 1996, indexed annually. Compensation recognized under the Retirement Plan is limited to $150,000 for 1996 and $160,000 for 1997, indexed annually in accordance with Section 404(l) of the Code.

     Credited years of service under the Retirement Plan as of February 1, 1997 for the individuals named in the Summary Compensation Table above are: Leonard Riggio--9 years; Irene R. Miller--6 years; Stephen Riggio--9 years; Mitchell
S. Klipper--8 years; and Thomas A. Tolworthy--8 years. For the purposes of determining a participant's benefits in the Retirement Plan, the average annual pay of a participant includes any bonuses paid to such participant.

     The following table illustrates the maximum annual amounts payable at age 65 under the Retirement Plan, based on various levels of highest average annual salary and years of credited service:

                                                                        YEARS OF CREDITED SERVICE
                                                             -----------------------------------------------
ASSUMED HIGHEST AVERAGE SALARY                                 15        20        25        30        35
----------------------------------------------------------   -------   -------   -------   -------   -------
$100,000..................................................   $16,800   $22,400   $28,000   $33,600   $39,200
$125,000..................................................    21,675    28,900    36,125    43,350    50,575
$150,000..................................................    26,550    35,400    44,250    53,100    61,950
$160,000 and above (1)....................................    28,500    38,000    47,500    57,000    66,500


------------------

(1) The benefits shown corresponding to this compensation reflect the compensation limit under Section 401(a)(17) of the Code. A participant's compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1994 through 1996; a participant's compensation in excess of $160,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in or after 1997. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of $150,000 are preserved.

EMPLOYMENT AGREEMENTS

     The Company entered into five-year employment agreements with Stephen Riggio (as of July 15, 1993) and Mitchell S. Klipper (as of April 1, 1993). The agreements with Mr. Riggio and Mr. Klipper provide for their employment at an annual salary determined by the Company, subject to certain minimums. Each is entitled to an annual bonus determined in accordance with the Barnes & Noble, Inc. Supplemental Compensation Plan. The agreements also provide for life and long-term disability insurance, a two-year severance arrangement and a two-year post-employment, non-competition agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation program is administered by the Compensation Committee of the Board of Directors, consisting of the four non-employee directors listed below. The program is based upon the following guiding principles:

          1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

          2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

     The Compensation Committee reviews the Company's executive compensation program each year. This review includes a comparison of the Company's executive compensation, corporate performance, stock appreciation and total return to the stockholders with that of other companies, including other retailers.

     The key elements of the Company's executive compensation package consist of base salary, annual bonus and stock options. The Company's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including pension, insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company's chief executive officer.

     Base Salaries. An executive officer's base salary is determined by evaluating the responsibilities of the position held, the individual's experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies.

     Annual Bonuses. In addition to a base salary, each executive officer is eligible for an annual cash bonus. Bonuses for senior executive officers of the Company are based upon annual net earnings of the Company and are determined pursuant to the Barnes & Noble, Inc. Supplemental Compensation Plan (the "Supplemental Compensation Plan").

     The Supplemental Compensation Plan provides that senior executive officers designated by the Compensation Committee are entitled to a cash bonus in accordance with a sliding scale formula based on the extent to which a preestablished earnings-per-share target is attained. In general, not later than 90 days after the commencement of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a target earnings-per-share (the "Target"), the attainment of which is substantially uncertain. The Target which is established for each fiscal year must exceed the earnings-per-share for the immediately previous fiscal year. Targets are subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures and other extraordinary events.

     Each participating executive officer is entitled to receive a cash bonus based on a percentage of his or her base salary for the fiscal year ("Base Salary") as follows:

                                                           THEN THE AMOUNT OF
IF ACTUAL EARNINGS-PER-SHARE ARE:                          THE CASH BONUS IS:
--------------------------------------------------------   -------------------
Less than 80% of Target.................................    None
80% or more but less than 91% of Target.................    30% of Base Salary
91% or more but less than 100% of Target................    45% of Base Salary
100% or more but less than 109% of Target...............    60% of Base Salary
109% or more but less than 118% of Target...............    70% of Base Salary
118% or more of Target..................................    80% of Base Salary

     Notwithstanding the foregoing, in no event will the maximum cash bonus payable to any participating executive officer under the Supplemental Compensation Plan exceed $900,000 with respect to any fiscal year. In addition, no participating executive officer is entitled to receive any bonus under the Supplemental Compensation Plan with respect to any fiscal year unless the Company's actual earnings-per-share for such fiscal year (subject to adjustment as provided above) exceeds earnings-per-share for the prior fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained.


     Leonard Riggio, Irene R. Miller, Stephen Riggio and Mitchell S. Klipper are the senior executive officers of the Company currently participating in the Supplemental Compensation Plan.

     Stock Options. The general purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers with the interests of the Company's stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining annual stock option grants, the Incentive Plan Committee has based its decision on the individual's performance and potential to improve stockholder value. The issuance of options at 100 percent of the fair market value also assures that executives will receive a benefit only when the stock price increases.

     Compensation of Chief Executive Officer. Leonard Riggio's compensation is determined pursuant to the principles noted above, including a bonus as determined by the Supplemental Compensation Plan. Specific consideration is given to Mr. Riggio's responsibilities and experience in the industry and the compensation package awarded to chief executive officers of other comparable companies.

     Impact of Section 162(m) of the Internal Revenue Code. The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a compensation committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the compensation committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company has implemented the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines.

                                          COMPENSATION COMMITTEE
                                          Matthew A. Berdon, Chairman
                                          Jan Michiel Hessels
                                          Margaret T. Monaco
                                          William Sheluck, Jr.

                               PERFORMANCE GRAPH

     Performance Graph. The following table compares the cumulative total stockholder return on the Common Stock for the period commencing September 28, 1993 (the date on which the Common Stock commenced trading on the New York Stock Exchange) through January 31, 1997 (the last trading date during the Company's last completed fiscal year) with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Retailers, Other Specialty Industry Group Index (the "Dow Jones Specialty Retailers Index") over the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock, the S&P 500 and the Dow Jones Specialty Retailers Index on September 28, 1993 and (ii) reinvestment of dividends.

                                [LINE GRAPH]

                                                   Dow Jones
                                                   Specialty
                               Barnes              Retailers
                               & Noble   S&P 500     Index
                               -------   -------   ---------
                     9/28/93    100.0     100.0      100.0
                     1/28/94    105.0     103.7      100.6
                     1/27/95    147.5     101.9      103.4
                     1/26/96    138.1     134.7       92.1
                     1/31/97    155.6     170.3      109.1

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases space for its executive offices in properties in which a principal shareholder/director/executive officer of the company has a minority interest. The space was rented at an aggregate annual rent, including real estate taxes, of approximately $1,307,000 during fiscal 1996. Such space is rented under leases expiring in 1997 and 1998.

     Marboro Books Corp., the Company's mail-order subsidiary, leases a 76,000 square foot office/warehouse from a partnership in which a principal shareholder/director/executive officer of the Company has a 50% interest, pursuant to a 15-year lease dated August 1987 requiring an annual rent of $700,000.

     The Company utilizes the LTA Group, Inc. ("LTA") as one of its freight consolidators and carriers. A brother of a principal shareholder/director/executive officer of the Company owns a 20% interest in LTA. During fiscal 1996, the Company paid LTA $9,100,000 for freight consolidation and deliveries, which represented approximately 15% of the Company's freight costs.

     B&N College, a company owned substantially by a principal shareholder/director/executive officer of the Company, allocated certain expenses it incurred on behalf of the Company for salaries, employee benefit plan expenses and office support services approximating $115,000 during fiscal 1996.

     The Company uses a jet aircraft owned by B&N College and pays for the costs and expenses of operating the aircraft based upon the Company's usage. Such costs, which include fuel, insurance, personnel and other costs, approximated $1,685,000 during fiscal 1996.

     The Company leases retail space in a building in which B&N College subleases space for its executive offices. Occupancy costs allocated by the Company to B&N College for this space totaled $544,000 during fiscal 1996.

     During fiscal 1996, Software Etc. Stores, Inc. ("Software"), a company in which two principal shareholders/directors had an ownership interest, operated retail software departments within the Company's bookstores for which Software was required to pay the Company license fees for the use of such space. Software also operated, and paid all costs associated with, retail software stores that
B. Dalton opened when Software was a division of B. Dalton and for which B. Dalton remained primarily liable for rent and other lease costs. On July 29, 1996, the Company purchased the inventory in all but 14 of the retail software departments located within the Company's bookstores from Software for approximately $9,000,000, and the Company assumed the operations of such software departments.

     On November 27, 1996, Babbage's Etc. LLC ("Babbage's"), a newly formed company owned by two principal shareholders/directors of the Company, acquired substantially all of Software's assets. Babbage's assumed the operations of the remaining 14 retail software departments located within the Company's bookstores and the 27 retail software stores, the leases for which B. Dalton is primarily liable. As of November 27, 1996, the Company pays all rent related to these leases and receives license fees from Babbage's equal to 7.0% or 8.0% of the gross sales of such departments and stores for Babbage's use of such properties. Like it did with Software, the Company provides real estate and construction services to Babbage's and purchases business insurance on its behalf for which the Company is reimbursed its costs to provide such services. The Company charged Software and Babbage's, on a combined basis, $1,282,000 during fiscal 1996 for such services, license fees and insurance costs.

     Michael N. Rosen, the Secretary and a Director of the Company, is a senior member of Robinson Silverman Pearce Aronsohn & Berman LLP, which law firm has represented the Company since its organization.

     The Company believes that the transactions discussed above, as well as the terms of any future transactions and agreements (including renewals of any existing agreements) between the Company and its affiliates, are and will be at least as favorable to the Company as could be obtained from unaffiliated parties. The Board of Directors will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of directors under Delaware law. In addition, the Board of Directors has established an Audit Committee, which consists of two independent directors. One of the responsibilities of the Audit

Committee is to review related party transactions. See "Election of Directors--Meetings and Committees of the Board--Audit Committee."

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                                   PROPOSAL 2

     The Board of Directors has appointed the firm of BDO Seidman, LLP, which firm was engaged as independent certified public accountants for the fiscal year ended February 1, 1997, to audit the financial statements of the Company for the fiscal year ending January 31, 1998. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman, LLP will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN, LLP TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY
                                      ---
WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION
              ---
IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

     The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

     Proxy Solicitation. Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing.

     Financial and Other Information. The Company's Annual Report for the fiscal year ended February 1, 1997, including financial statements, is being sent to stockholders together with this Proxy Statement.

     Compliance with Section 16(a) of the Securities Exchange Act. Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Common Stock of the Company with the Securities and Exchange Commission. Executive officers, Directors and greater than ten-percent stockholders are required to furnish the Company with copies of all such forms they file.


     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, Directors, and greater than ten-percent stockholders were complied with.

     Stockholder Proposals. Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1998 must be received by the Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011, no later than January 2, 1998.

     STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                          By Order of the Board of Directors

                                          Leonard Riggio
                                          Chairman

May 2, 1997

           /     /

1. ELECTION OF DIRECTORS

   FOR all nominees          WITHHOLD AUTHORITY to vote         *EXCEPTIONS
   listed below      / /     for all nominees listed below / /              / /

   Nominees: Irene R. Miller, William Dillard, II, and Michael N. Rosen (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
   *Exceptions
               ----------------------------------------------------------------

2. RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, as the independent certified public accountants of the company for the fiscal year ending January 31, 1998.

   FOR  / /      AGAINST  / /       ABSTAIN  / /


                                       Change of Address and
                                       or Comments Mark Here  / /

                                       Please sign exactly as name appears to
                                       the left. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Date:                            , 1997
                                             ---------------------------

                                 |     ---------------------------------------
                                 |                    Signature
                                 |
                          _______|     ---------------------------------------
                                              Signature if held jointly

Please Mark, Sign, Date and Return
this Proxy Card Promptly Using the     Votes MUST be indicated
Enclosed Envelope.                     (x) in Black or Blue ink.  / /

------------------------------------------------------------------------------

                             BARNES & NOBLE, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Leonard Riggio and Irene R. Miller, and each of them, as his true and lawful Agents and Proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Barnes & Noble, Inc. held of record by the undersigned on April 16, 1997, at the Annual Meeting of Stockholders to be held on June 4, 1997, and any adjournments or postponements thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated May 2, 1997 and the accompanying Proxy Statement.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES, AND "FOR" PROPOSAL 2. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

    By executing this proxy, the undersigned hereby revokes all prior proxies.
                    (Continued, and to be signed and dated on the reverse side.)

                                       BARNES & NOBLE, INC.
                                       P.O. BOX 11280
                                       NEW YORK, N.Y. 10203-0280